EXHIBIT 99.1

Heritage Oaks Announces New Chief Financial Officer

Mark Olson Joins Heritage Oaks

PASO ROBLES, Calif., Jan. 11, 2013 (GLOBE NEWSWIRE) -- Simone F. Lagomarsino, President and CEO of Heritage Oaks Bancorp (Nasdaq:HEOP), announces the appointment of Mark K. Olson as Executive Vice President and Chief Financial Officer of the Company and Heritage Oaks Bank. Mr. Olson joined the company on Monday, January 7, 2013.

"Mark is a great addition to our executive management team," stated Lagomarsino. "We are very pleased to have someone with his level of experience and talent join our company. Mark's strong financial background and leadership experience are an important asset to us as we move forward."

Mr. Olson has more than 23 years of financial services industry experience. He has been involved in all aspects of finance including financial planning and analysis, accounting, budgeting, financial reporting, financial and management information systems, and corporate finance. Olson will serve as a key member of the Heritage Oaks executive team and will be responsible for directing and overseeing the company's finance and accounting functions.

He has held a number of senior financial management positions prior to joining Heritage Oaks Bancorp. Most recently, he served as Executive Vice President and CFO at Pacific Capital Bancorp and its subsidiary Santa Barbara Bank & Trust, a $6 billion community bank located on the central coast of California, until its acquisition by UnionBanCal Corporation.

Prior to Pacific Capital Bancorp, Olson served as Vice President and Finance Director at Goldman Sachs Bank, USA, a $120 billion commercial banking subsidiary of Goldman Sachs Group, Inc., the fifth largest bank holding company in the United States. He also held a number of senior financial management positions at Westcorp, a $16 billion diversified financial services holding company for Western Financial Bank, a federally chartered savings bank, and WFS Financial, a nationwide automobile finance company, prior to its acquisition by Wachovia Corporation.

Mr. Olson is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Utah State University. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

About Heritage Oaks Bancorp

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank, which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Morro Bay, Cambria, Arroyo Grande, Atascadero, Templeton, two branch offices in Santa Maria, and a loan production office in Ventura/Oxnard. The Business First division has one branch office in Santa Barbara. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County, Santa Barbara County, and Ventura County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

Forward Looking Statements

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). Statements concerning future performance, developments or events, management's expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements within the meaning of the Act and are subject to a number of risks and uncertainties. Actual results may differ materially from expectations expressed in any forward-looking statements as a result of such risks and uncertainties. Specific risks and uncertainties include, but are not limited to, the success of Heritage Oaks Bancorp (the "Company") and Heritage Oaks Bank (the "Bank") in fulfilling the requirements of the memoranda of understanding entered into by the Company and the Bank, respectively, with the Federal Reserve Bank of San Francisco, and the FDIC and California Department of Financial Institutions, respectively, the ongoing recession in the United States and the markets in which the Company operates, and the response of the federal and state government and banking regulators thereto, continued growth, the Bank's beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank's operations, interest rates and financial policies of the United States government, continued weakness in the real estate markets within which we operate and general economic conditions. Additional information on these and other risk and uncertainties that could affect our business, operations and financial results are included in the Company's Securities and Exchange Commission filings. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company's results could differ materially and adversely from those expressed in, implied or projected by such forward-looking statements. The Company and the Bank assume no obligation to update such forward-looking statements and expressly disclaims any intent to do the same.

CONTACT: Simone Lagomarsino, President & CEO
         805-369-5200
         slagomarsino@heritageoaksbank.com